EXHIBIT 12
Statement Re:  Computation of Ratio of Earnings to Fixed Charges

                                     Period from
                                      Inception
                                      (July 10,                Year Ended                    Six Months Ended
                                       1992) to                December 31                        June 30
                                     December 31,  ------------------------------------     ------------------
                                         1992        1993    1994      1995      1996         1996      1997
                                    ---------------------------------------------------     ------------------
                                                          (In thousands, except ratios)
Pretax income (loss) from
 continuing operations                  $ (23)      $(894)  $33,581  $107,826  $(65,932)    $ 1,845   $(44,172)

Interest                                    _         112     2,388     6,579    22,186       8,624     12,723
Interest portion of rental expense          -          45     1,575     4,172     5,275       2,736      2,058
                                    ---------------------------------------------------     ------------------
 Earnings                               $ (23)      $(737)  $37,544  $118,577  $(38,471)    $13,205   $(29,391)
                                    ===================================================     ==================

Interest                                $   -       $ 112   $ 2,388  $  6,579  $ 22,186     $ 8,624   $ 12,723
Interest portion of rental expense          -          45     1,575     4,172     5,275       2,736      2,058
                                    ---------------------------------------------------     ------------------
 Fixed Charges                          $   -       $ 157   $ 3,963  $ 10,751  $ 27,461     $11,360   $ 14,781
                                    ===================================================     ==================
 Ratio of Earnings to Fixed
  Charges                                   -/(1)/      -/(1)/  9.5x     11.0x        -/(1)/    1.2x         -/(1)/
                                    ===================================================     ==================


(1) For the periods ended December 31, 1992, 1993, and 1996 and for the six months ended June 30, 1997 the Company's earnings were insufficient to cover fixed charges by $23,000, $894,000, $65,932,000 and $44,172,000 respectively.